EXHIBIT 99.1

CASMED Sells Non-invasive Blood Pressure Monitoring Product Line to SunTech Medical

Marks divestiture of final, non-core legacy assets and allows sole focus on
FORE-SIGHT® tissue oximetry products

BRANFORD, Conn. (July 26, 2017) – CAS Medical Systems, Inc. (NASDAQ: CASM) (CASMED), a leader in non-invasive cerebral oximetry technology, announces the sale of its non-invasive blood pressure monitoring product line for $4.5 million in cash to SunTech Medical Inc. ("SunTech"), a subsidiary of Halma plc.  CASMED will be eligible to receive up to an additional $2.0 million in cash based on the achievement of certain sales criteria through June 2019.  CASMED will provide transition services as necessary to ensure continuous customer satisfaction throughout the product line transition to SunTech.  SunTech will also purchase the related product inventory at the end of that short transition period.

The non-invasive blood pressure monitoring product line includes MAXNIBP® and MAXIQ™ technology, which are supplied by CASMED through OEM agreements to various companies throughout the world.  Sales of these products totaled $3.6 million in 2016 and $0.7 million in the first quarter of 2017. Sales from CASMED's continuing operations, excluding the non-invasive blood pressure products, were $18.7 million and $4.5 million, respectively, for those periods. FORE-SIGHT® disposable sensor sales comprised more than 85% of the revised total net sales from operations during each of those periods.

The Company will reclassify the non-invasive blood pressure monitoring results to discontinued operations when it reports its overall financial results for the second quarter and six months ended June 30, 2017 and 2016.

"With the divestiture of these final non-core legacy assets, we can now direct full attention to our FORE-SIGHT tissue oximetry products and use proceeds from this transaction to support our ongoing growth initiatives," said Thomas M. Patton, President and Chief Executive Officer of CASMED.  "We estimate the worldwide cerebral oximetry market will ultimately reach $800 million annually and, given the accuracy and reliable readings from our FORE-SIGHT tissue oximeter, believe we are in an excellent competitive position."

SunTech is the world's largest supplier of OEM advanced blood pressure monitoring products and technology for customers and patients.

"This proprietary non-invasive blood pressure product line has the ability to accurately and reliably produce measurement results in high-motion environments and rounds out our product offering," said Robert Sweitzer, President of SunTech.  "This is an important advantage especially in the most challenging clinical situations where measurements can be difficult to obtain, making this product line an ideal fit for SunTech and our worldwide customer base."

About CASMED® – Monitoring What's Vital

CASMED FORE-SIGHT® Cerebral Oximeters provide a highly accurate, non-invasive measurement of tissue oxygenation in the brain.  Direct monitoring of tissue oxygenation can provide a superior and powerful tool to alert clinicians to otherwise unrecognized and dangerously low levels of oxygen in the brain and empower them to improve patient care.  For further information regarding CASMED, visit the Company's website at www.casmed.com.

Statements included in this press release, which are not historical in nature, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements relating to the future performance of the Company are subject to many factors including, but not limited to, the customer acceptance of the products in the market, the introduction of competitive products and product development, the impact of any product liability or other adverse litigation, working capital and availability of capital, commercialization and technological difficulties, the impact of actions and events involving key customers, vendors, lenders, competitors, and other risks detailed in the Company's Form 10-K for the year ended December 31, 2016, and other subsequent Securities and Exchange Commission filings.

Such statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. When used in this press release, the terms "anticipate," "believe," "estimate," "expect," "may," "objective," "plan," "possible," "potential," "project," "will," and similar expressions identify forward-looking statements. The forward-looking statements contained in this press release are made as of the date hereof, and we do not undertake any obligation to update any forward-looking statements, whether as a result of future events, new information, or otherwise.

Company Contact
CAS Medical Systems, Inc.
 Jeffery A. Baird
Chief Financial Officer
(203) 315-6303
ir@casmed.com

Investors
LHA Investor Relations
Bruce Voss / Jody Cain
(310) 691-7100
bvoss@lhai.com / jcain@lhai.com
@LHA_IR_PR

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